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                                                                   Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Century Bancorp, Inc.


We consent to the incorporation by reference in the Registration Statement to be filed on Form S-2 by Century Bancorp, Inc. of our report dated January 12, 1998, relating to the consolidated balance sheets of Century Bancorp, Inc. and subsidiary as of December 31, 1997, and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period then ended, and to the reference to our firm under the heading "Experts".



                                        /s/ KPMG Peat Marwick LLP
                                        --------------------------------



Boston, Massachusetts
April 22, 1998